As filed January 18, 2016	File No. 333-164096

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 9 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U-Swirl, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	5812 (Primary Standard Industrial Classification Code Number)	43-2092180 (I.R.S. Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(702) 586-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan J. Merryman, Chief Executive Officer

U-Swirl, Inc.

265 Turner Drive

Durango, Colorado 81303

(702) 586-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Fay M. Matsukage, Esq.

Dill Dill Carr Stonbraker & Hutchings, P.C.

455 Sherman Street, Suite 300,

Denver, Colorado 80203

(303) 777-3737

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Non-accelerated filer [ ]	Accelerated filer [ ] Smaller reporting company [X]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 9 is filed by U-Swirl, Inc., a Nevada corporation (the “Company”), and amends the registration statement initially filed on Form S-1 (Registration No. 333-164096) with the Securities and Exchange Commission on December 31, 2009 (as amended, the “Registration Statement”). The Registration Statement registered 1,725,000 Units (each Unit consisting of one share of common stock and one Class C warrant), 150,000 representative’s warrants, 150,000 Units issuable upon the exercise of the representative’s warrants, and a total of 1,875,000 shares of common stock issuable upon exercise of all the Class C warrants (collectively, the “Securities”). The Registration Statement was declared effective on October 13, 2010.

Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that are registered which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all the Securities that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durango, State of Colorado, on January 19, 2016.

U-SWIRL, INC.

By:	/s/ Bryan J. Merryman
Bryan J. Merryman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bryan J. Merryman	Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2016
Bryan J. Merryman

/s/ Jeremy Kinney	Chief Financial Officer (Principal Financial and Accounting Officer)	January 19, 2016
Jeremy Kinney

/s/ Scott G. Capdevielle	Director	January 19, 2016
Scott G. Capdevielle

/s/ Franklin E. Crail	Director	January 19, 2016
Franklin E. Crail

/s/ Clyde W. Engle	Director	January 19, 2016
Clyde W. Engle

/s/ Lee N. Mortenson	Director	January 19, 2016
Lee N. Mortenson